UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2025

FIREFLY NEUROSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41092	54-1167364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Military Road, Kenmore, NY	14217
(Address of principal executive offices)	(Zip Code)

(888) 237-6412
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIFF	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David DeCaprio as the President and Chief Operating Officer

On April 18, 2025, the Board of Directors (the “Board”) of Firefly Neuroscience, Inc. (the “Company”) appointed David DeCaprio (“DeCaprio”) as the President and Chief Operating Officer of the Company. On the same date, the Compensation Committee of the Board (the “Compensation Committee”) approved an Executive Employment Agreement with DeCaprio, which was dated as of and entered into by the Company and DeCaprio on April 18, 2025 (the “DeCaprio Employment Agreement”). Under the DeCaprio Employment Agreement, DeCaprio is entitled to a base salary of $250,000 per year and is eligible to receive an annual cash bonus up to fifty percent (50%) of the annual base salary as of December 31 of the applicable fiscal year and a performance bonus.

DeCaprio is also entitled to an award of restricted stock units under the Firefly Neuroscience, Inc. 2024 Long-Term Incentive Plan (the “Plan”) that represents, in the aggregate, two percent (2.0%) of the issued and outstanding common stock. determined on a fully diluted basis, as of the date of the March 27, 2025. On the same date, pursuant to the DeCaprio Employment Agreement, DeCaprio was granted an award of up to 263,952 restricted stock units (the “RSUs”) under the Plan, subject to the Company’s standard form of restricted stock unit agreement for the Plan, which 131,976 of the RSUs shall vest quarterly in twelve (12) equal quarterly installments beginning on June 27, 2025, subject to satisfaction of DeCaprio’s continuous service; and the remaining 131,976 of the RSUs shall vest at a rate of zero point thirty four percent (0.34%) in the first year and zero point thirty three percent (0.33%) per year over remaining two years, from March 27, 2025, contingent upon the achievement of annual performance targets related to the Company.

The initial term of the DeCaprio Employment Agreement is three (3) years commencing on April 18, 2025, unless terminated earlier by either party in accordance with the terms of the DeCaprio Employment Agreement and will be renewed automatically for an additional one year if neither party provides a notice of termination within thirty (30) days prior to the expiration of the application term.

If the Company terminates DeCaprio for Cause (as defined in the DeCaprio Employment Agreement), DeCaprio will be entitled to receive only the accrued amounts, which consist of: (i) any accrued but unpaid base salary, annual bonus, and accrued unused vacation, payable within six (6) days of termination in accordance with the Company’s customary payroll practices; (ii) reimbursement for properly incurred and unreimbursed business expenses; and (iii) any vested employee benefits to which DeCaprio is entitled under the Company’s benefit plans as of the termination date. DeCaprio is entitled to fifteen (15) business days’ written notice and an opportunity to cure any curable breaches, except in the case of certain specified conduct deemed incurable. A termination will not be deemed for Cause unless the Board, by majority vote and following written notice and an opportunity to be heard, determines that Cause exists based on the enumerated grounds.

If the Company terminates DeCaprio without cause or if DeCaprio resigns for Good Reason (as defined in the DeCaprio Employment Agreement), and subject to the execution and non-revocation of a general release of claims in favor of the Company and its affiliates within sixty (60) days following the termination date, DeCaprio will be entitled to receive the following severance benefits: (a) continued payment of annual base salary for a period of (i) six (6) months if such termination occurs within the first twelve (12) months of the employment, (ii) nine (9) months if such termination occurs between twelve (12) and twenty-four (24) months of employment, or (iii) twelve (12) months if such termination occurs thereafter; (b) continued quarterly payments of Minimum 2025 Annual Bonus and Minimum 2026 Annual Bonus (as defined in the DeCaprio Employment Agreement) for twelve (12) months following the termination date; and (c) certain COBRA reimbursement if DeCaprio timely elects COBRA coverage.

If the Company terminates DeCaprio for cause or the employment is terminated by DeCaprio for Good Reason within twelve (12) months following a change in control, DeCaprio will be entitled to receive: (a) a lump sum cash payment equal to DeCaprio’s then-current base salary and target bonus for the year in which such termination occurs (or, if greater, the base salary and bonus for the prior year), payable within sixty (60) days following the termination date; (b) certain COBRA reimbursement; and (c) all unvested stock options granted during the employment term shall become fully vested and exercisable for their full term, and (ii) all outstanding equity-based compensation awards shall become fully vested and the restrictions thereon shall lapse.

DeCaprio and the Company also entered into an Employee Confidential Information and Inventions Assignment Agreement, executed on April 18, 2025 (the “DeCaprio Confidentiality Agreement”), which prohibits unauthorized use or disclosure of the Company’s proprietary information, contains a general assignment of rights to inventions and intellectual property rights, noncompetition provisions that apply during the term of employment, non-solicitation provisions that apply during the term of employment and for one year after the term of employment, and non-disparagement provisions that apply during and after the term of employment.

The foregoing summary of the terms and conditions of the DeCaprio Employment Agreement and DeCaprio Confidentiality Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DeCaprio Employment Agreement filed as Exhibit 10.5 and Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Resignation of David DeCaprio from Board Committees

On April 18, 2025, DeCaprio resigned from his roles as the chairperson and a member of the Compensation Committee, a member of the Audit Committee of the Board (the “Audit Committee”), and a member of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), effective as of the same date. DeCaprio will continue to serve as a director of the Board. DeCaprio’s resignation from the Board committees’ roles was not the result of any disagreement with the Company on any matter relating to its operations, policies (including accounting or financial policies), or practices.

Appointment of Arun Menawat in Board Committees

On April 18, 2025, to fill the vacancies created by DeCaprio’s departure from his board committees’ roles, the Board appointed Arun Menawat (“Menawat”) to serve as the chairperson and a member of the Compensation Committee, a member of the Audit Committee, and a member of the Nominating and Corporate Governance Committee.

Grant of Restricted Stock Units to Greg Lipschitz

As previously disclosed in the Form 8-K filed with the U.S. Securities and Exchange Commission on April 1, 2025, pursuant to an Executive Employment Agreement with Greg Lipschitz (“Lipschitz”), the Chief Executive Officer of the Company, on April 18, 2025, Lipschitz was granted an award of up to 395,927 RSUs under the Plan, subject to the Company’s standard form of restricted stock unit agreement for the Plan, which 197,963 of the RSUs shall vest monthly in thirty-six (36) equal monthly installments beginning on April 27, 2025, subject to satisfaction of Lipschitz’s continuous service; and the remaining 197,964 of the RSUs shall vest at a rate of 65,988 per year over three years from March 27, 2025, contingent upon (i) the achievement of annual performance targets related to the Company, and (ii) there being sufficient authorized shares under the Plan; provided that if there are not sufficient authorized shares under the Plan, the Company shall use its best efforts to obtain shareholder approval of an increase in the number of authorized shares under the Plan such that there will be sufficient authorized shares under the Plan to allow for this performance grant.

Item 1.01 Entry into a Material Definitive Agreement.

Letter Agreements with BPY Limited and Nomis Bay Ltd.

On January 9, 2025, the Board approved the issuance of an aggregate of 122,407 shares of the Company’s common stock, par value $0.0001 per share (“common stock”) to BPY Limited (“BPY”) and an aggregate of 217,593 shares of common stock to Nomis Bay Ltd. (“Nomis Bay”, together with BPY, the “Investors”), as an inducement for the Investors’ exercise of their respective Common Stock Purchase Warrants (the “Warrants”) dated August 12, 2024 (collectively, the “Investors Share Issuances”). On February 11, 2025, the Investors exercised the Warrants (the “Prior Exercise”) in reliance on the Investors Share Issuances. On April 18, 2025, the Board approved the Company’s entry into separate letter agreements with BPY and Nomis Bay (collectively, the “Letter Agreements”) in connection with the Investors Share Issuance and in exchange for, and in reliance upon the Prior Exercise. The Letter Agreements were executed on the same date. Pursuant to the Letter Agreements, the Company agreed to issue common stock comprising the Investors Share Issuance within two (2) business days from the date of the Letter Agreements, with such shares to be registered in the manner designated by each Investor and each Investor granted the Company a broad release of any and all claims relating to the Prior Exercise.

Settlement Agreement with Ian McLean and 1128526 Alberta Ltd.

On April 18, 2025, the Board approved the Company’s entry into a Mutual Release & Settlement Agreement (the “Settlement Agreement”) and a related Private Placement Subscription Agreement (the “Subscription Agreement”) with Ian McLean (“McLean”) and 1128526 Alberta Ltd. (“1128526 Alberta”), an entity controlled by McLean (collectively, the “McLean Parties”), to resolve a dispute arising from McLean’s prior employment with the Company and a pending civil claim in the Ontario Superior Court of Justice.

Under the terms of the Settlement Agreement, and in full and final satisfaction of all claims, including claims for severance, wages, stock compensation, and damages, the Company agreed to issue 21,000 shares of common stock to 1128526 Alberta (the “McLean Parties Settlement Shares”). The parties executed broad mutual releases of any and all claims arising from or relating to McLean’s employment, termination, or the related litigation. The releases extend to claims under employment standards legislation, human rights laws, and common law and include an agreement by the McLean Parties to file a discontinuance of the Ontario litigation on a without-cost basis.

The Subscription Agreement provides that the McLean Parties Settlement Shares will be issued on a fully diluted basis and will be subject to applicable transfer restrictions under U.S. and Canadian securities laws, and that such securities are being issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided under Section 4(a)(2) thereof and Rule 506(b) of Regulation D. The McLean Parties Settlement Shares will bear a customary restrictive legend and may not be transferred without registration or an available exemption.

On April 23, 2025, the Settlement Agreement and the Subscription Agreement were executed.

The foregoing description of the terms and conditions of the Letter Agreements, the Settlement Agreement, and the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreements, the Settlement Agreement, and the Subscription Agreement, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The offer and sale of securities described above is being conducted as a private placement pursuant to and in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder for transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated April 18, 2025, between Firefly Neuroscience, Inc. and BPY Limited
10.2	Letter Agreement, dated April 18, 2025, between Firefly Neuroscience, Inc. and Nomis Bay Ltd.
10.3	Mutual Release & Settlement Agreement, dated April 23, 2025, among Firefly Neuroscience, Inc., Firefly Neuroscience Ltd., Ian McLean, and 1128526 Alberta Ltd.
10.4	Private Placement Subscription Agreement, dated April 23, 2025, among Firefly Neuroscience, Inc., Firefly Neuroscience Ltd., Ian McLean, and 1128526 Alberta Ltd.
10.5	Executive Employment Agreement, dated April 18, 2025, between Firefly Neuroscience, Inc. and David DeCaprio
10.6	Confidential Information and Inventions Assignment Agreement, executed April 18, 2025, between Firefly Neuroscience, Inc. and David DeCaprio
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2025
FIREFLY NEUROSCIENCE, INC.

/s/ Greg Lipschitz
Name: Greg Lipschitz
Title: Chief Executive Officer